EXHIBIT 99.1

FBR Capital Markets Reports Third Quarter 2010 Financial Results

ARLINGTON, Va., Oct. 19, 2010 (GLOBE NEWSWIRE) -- FBR Capital Markets Corporation (Nasdaq:FBCM) ("FBR Capital Markets" or "the Company"), a leading investment bank serving the middle market, today reported a net after-tax loss of $6.6 million, or $0.10 per diluted share, for the quarter ended September 30, 2010 compared to a net after-tax loss of $7.0 million, or $0.11 per diluted share, for the third quarter of 2009.

The Company's pre-tax core operating loss was $2.2 million for the third quarter of 2010 compared to pre-tax core operating income of $1.7 million in the third quarter of 2009. This non-GAAP measurement excludes specific non-core items and non-cash expenses, including $4.7 million of stock-based compensation in the third quarter of 2010. See "Non-GAAP Financial Measures" below for a reconciliation of the Company's non-GAAP pre-tax core operating results to its GAAP pre-tax operating results for the specified 2010 and 2009 periods.

Third quarter 2010 net revenues were $57.4 million compared to $71.4 million in the third quarter of 2009 and $69.7 million in the second quarter of 2010. Investment banking revenues were $29.8 million for the third quarter of 2010 compared to $33.7 million in the third quarter of 2009 and $40.4 million in the second quarter of 2010. Lower overall market trading volumes in the third quarter of 2010 resulted in institutional brokerage revenues of $23.4 million, compared to $31.5 million in the third quarter of 2009 and $24.3 million in the second quarter of 2010. Asset management revenues for the third quarter were $3.3 million compared to $3.6 million in the third quarter of 2009 and $3.8 million in the second quarter of 2010.

As announced previously, the Company took steps during the quarter and continues to implement initiatives that will significantly reduce its fixed costs. The Company believes it will meet or exceed its previously projected $20 million annualized fixed cost run rate savings by year end. Third quarter fixed costs were approximately $4 million lower than the previous quarter and additional cost saving initiatives are progressing as planned.

As of September 30, 2010, shareholders' equity totaled $285.6 million, with $177.2 million held in cash, and a book value per share of $4.49.

"Financial markets continue to be challenging and, in particular, equity trading volumes were very weak industry-wide in the third quarter. Importantly, we have seen improvements in trading volumes early in the fourth quarter. Our ability to win mandates across the capital markets spectrum remains strong and we are seeing a pick up in our investment banking pipeline as financing conditions improve," said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. "Even as the environment improves, we are aggressively managing our cost structure to improve profitability as we move forward and we expect to continue to benefit from this important effort over the next several quarters."

Investors who wish to listen to the earnings call at 9:00 A.M. U.S. EDT, Wednesday, October 20, 2010, may do so via the Web or conference call at:

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=87043&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Conference call dial-in number (toll-free): 877.303.6433

Conference call dial-in number (local): 224.357.2198

Conference call code: 16853608

Replays of the earnings call will be available via webcast following the call.

FBR Capital Markets Corporation (Nasdaq:FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, prime brokerage and research services through its subsidiary FBR Capital Markets & Co.  FBR Capital Markets focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  FBR Fund Advisers, Inc., a subsidiary of FBR Capital Markets Corporation, provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbr.com.

The FBR Capital Markets Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR Capital Markets' future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and other items throughout  the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)
	Quarter ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
REVENUES:
Investment banking:
Capital raising	$ 23,118	$ 28,977	$ 68,250	$ 37,549
Advisory	6,671	4,744	13,127	12,726
Institutional brokerage:
Principal transactions	5,595	10,468	16,143	31,638
Agency commissions	17,850	21,008	59,116	73,184
Asset management fees	3,346	3,624	10,489	9,783
Net investment income (loss)	47	29	95	(49)
Interest, dividends & other	767	2,590	4,097	3,840
Total revenues	57,394	71,440	171,317	168,671
Interest expense	--	--	--	252
Revenues, net of interest expense	57,394	71,440	171,317	168,419

NON-INTEREST EXPENSES:
Compensation and benefits	41,433	47,129	135,468	119,680
Professional services	3,869	5,891	15,522	15,019
Business development	2,809	2,931	10,581	9,160
Clearing and brokerage fees	2,824	3,787	9,891	10,844
Occupancy and equipment	5,905	9,062	18,526	24,822
Communications	5,082	5,258	15,220	15,611
Impairment of intangible assets	--	--	--	5,350
Other operating expenses	3,065	4,340	10,398	12,089
Total non-interest expenses	64,987	78,398	215,606	212,575

Loss before income taxes	(7,593)	(6,958)	(44,289)	(44,156)

Income tax (benefit) provision	(982)	12	(3,649)	725

Net loss	$ (6,611)	$ (6,970)	$ (40,640)	$ (44,881)

Basic loss per share	$ (0.10)	$ (0.11)	$ (0.64)	$ (0.76)
Diluted loss per share	$ (0.10)	$ (0.11)	$ (0.64)	$ (0.76)

Weighted average shares - basic (in thousands)	63,547	63,181	63,508	58,912
Weighted average shares - diluted (in thousands)	63,547	63,181	63,508	58,912

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), FBR Capital Markets has disclosed non-GAAP pre-tax core operating income (losses) for the quarters ended September 30, 2010, and 2009 in this press release. This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining pre-tax core operating earnings (losses), FBR Capital Markets has excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount; (2) corporate transaction costs, which include costs related to reductions in physical space and costs associated with business combinations and acquisitions; and (3) net investment income (losses) from long-term investments. FBR Capital Markets has also excluded the following non-cash expenses: (1) compensation costs associated with stock-based awards; and (2) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of FBR Capital Markets' business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core operating earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Q3 - 10	Q2 - 10	Q1 - 10	Q4 - 09	Q3 - 09
Net revenues before net investment income/loss	$ 57,347	$ 69,660	$ 44,215	$ 122,188	$ 71,411
GAAP pre-tax (loss) income	$ (7,593)	$ (12,155)	$ (24,541)	$ 15,167	$ (6,958)
Non-core items:
Severance	646	4,296	970	183	219
Corporate transaction costs	--	--	186	2,590	2,274
Net investment income, long-term investments	(47)	(46)	(2)	(1,626)	(29)
Non-cash expenses:
Stock compensation expense	4,650	5,018	5,196	5,117	5,462
Amortization of intangible assets	116	116	100	220	685
Non-GAAP pre-tax core operating (loss) income	$ (2,228)	$ (2,771)	$ (18,091)	$ 21,651	$ 1,653

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	30-Sep-10	31-Dec-09

Cash and cash equivalents	$ 177,174	$ 275,506
Receivables	14,541	15,751
Investments:
Long-term investments	69,848	43,620
Trading securities, at fair value	104,420	94,478
Due from brokers, dealers and clearing organizations	28,838	96,477
Goodwill and intangible assets, net	8,581	8,424
Furniture, equipment and leasehold improvements, net	12,339	15,172
Prepaid expenses and other assets	10,963	6,897
Total assets	$ 426,704	$ 556,325

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 60,221	$ 51,669
Accrued compensation and benefits	33,534	72,537
Accounts payable, accrued expenses and other liabilities	20,456	22,452
Due to brokers, dealers and clearing organizations	26,850	90,168
Total liabilities	141,061	236,826

Shareholders' equity:
Common stock	62	64
Additional paid-in capital	423,546	428,661
Restricted stock units	31,859	19,979
Accumulated other comprehensive loss	(50)	(71)
Accumulated deficit	(169,774)	(129,134)
Total shareholders' equity	285,643	319,499

Total liabilities and shareholders' equity	$ 426,704	$ 556,325

Book Value per Share	$4.49	$5.00

Shares Outstanding (in thousands)	63,592	63,908

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-3 10	Q-2 10	Q-1 10	Q-4 09	Q-3 09
Revenues, net of interest expense	$ 57,394	$ 69,706	$ 44,217	$ 123,814	$ 71,440

Non-interest expenses:
Variable	21,329	30,169	21,642	55,196	29,360
Fixed	43,658	51,692	47,116	53,451	49,038

(Loss) income before income taxes	(7,593)	(12,155)	(24,541)	15,167	(6,958)

Income tax (benefit) provision	(982)	13,612	(16,279)	(2,063)	12

Net (loss) income	$ (6,611)	$ (25,767)	$ (8,262)	$ 17,230	$ (6,970)

Fixed expenses	$ 43,658	$ 51,692	$ 47,116	$ 53,451	$ 49,038
Less: Non-cash expenses	4,766	5,134	5,296	5,337	5,562
Corporate transaction costs	--	--	186	2,590	2,274
Severance	646	4,296	970	183	219

Core fixed costs	$ 38,246	$ 42,262	$ 40,664	$ 45,341	$ 40,983

Statistical Data
Net revenues per employee (annualized)	$ 459	$ 479	$ 296	$ 832	$ 490

Employee count	500	582	598	595	583

Net assets under management (in millions)
Mutual funds	$ 1,445.4	$ 1,373.5	$ 1,497.3	$ 1,317.9	$ 1,468.1
Hedge and private equity funds	6.0	6.4	6.7	9.3	15.3
Total	$ 1,451.4	$ 1,379.9	$ 1,504.0	$ 1,327.2	$ 1,483.4
CONTACT:  FBR Capital Markets
          Media:
            703.469.1004
            media@fbr.com
          Investors:
          Bradley J. Wright
            703.469.1080
            fbcmir@fbr.com